UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2007

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	818-575-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2007 and effective immediately, the Compensation Committee of the Company's Board of Directors approved increases in the annual salaries for the following executive officers:

James R. Zarley
Chief Executive Officer, from $375,000 to $450,000

Samuel J. Paisley
Chief Administrative Officer, from $300,000 to $325,000

Scott H. Ray
Chief Financial Officer, from $300,000 to $325,000

Peter Wolfert
Chief Technology Officer, from $300,000 to $325,000

Further, on February 16, 2007, the Compensation Committee of the Company’s Board of Directors approved the 2007 Executive Incentive Compensation Plan for the executive officers listed below. If certain revenue and earnings targets are met for the first, second, third, and fourth quarters of 2007 and for the year ending December 31, 2007, the maximum cumulative payments to these executive officers under the 2007 Executive Incentive Compensation Plan are as follows:

James R. Zarley
Chief Executive Officer $420,000

Tom A. Vadnais
President – U.S. $315,000

Samuel J. Paisley
Chief Administrative Officer $315,000

Scott H. Ray
Chief Financial Officer $315,000

Peter Wolfert
Chief Technology Officer $170,000

Scott P. Barlow
Vice President, General Counsel and Secretary $70,000

Carl White
Chief Executive Officer - Europe £160,000

Exhibit 99.1 summarizes the 2007 Executive Incentive Compensation Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

February 22, 2007	By:	/s/ Scott H. Ray

Name: Scott H. Ray
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	2007 Executive Incentive Compensation Plan